UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2012

Marina Biotech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington		98021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Marina Biotech, Inc. (the “Company”) has entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of February 10, 2012, with the purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company will issue on or about February 10, 2012, to the Purchasers, severally and not jointly, 15% secured promissory notes in the aggregate principal amount of $1,500,000 ( “Notes”) and warrants to purchase up to 3,690,944 shares of the common stock, par value $0.006 per share, of the Company (the “Warrants”). The Notes will become due and payable on May 14, 2012. The Warrants have an initial exercise price of $0.508 per share, which is subject to adjustment, and will be exercisable for a period of five years beginning six months and one day following the issuance of the Warrants.

The Notes are secured by the assets of the Company and its wholly-owned subsidiaries, Cequent Pharmaceuticals, Inc. (“Cequent”) and MDRNA Research, Inc. (“Research”) pursuant to a Security Agreement by the Company, Cequent and Research in favor of the Purchasers dated as of February 10, 2012 (the “Security Agreement”), and an Intellectual Property Security Agreement by the Company, Cequent and Research in favor of the Purchasers dated as of February 10, 2012 (the “IP Security Agreement”).

The Security Agreement provides the Purchasers with a security interest in, but not limited to, all of the property, equipment and fixtures, accounts, negotiable collateral, cash, and cash equivalents of the Company, Cequent and Research, subject to certain exceptions. The security interest created in the collateral will be first priority, subject to the permitted encumbrances provided in the Security Agreement, and will be perfected to the extent such security interest can be perfected by the filing of a financing statement and filings with the U.S. Patent and Trademark Office. The security interest created in the collateral will be removed at such time as the Notes are paid in full.

A copy each of the Purchase Agreement, the Security Agreement, the IP Security Agreement, the form of Note and the form of Warrant is attached hereto as Exhibits 10.1, 10.2, 10.3, 4.1 and 4.2, respectively, and is incorporated herein by reference.

The foregoing summary of the transaction contemplated by the Purchase Agreement and the documents and instruments to be executed and/or issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

On February 10, 2012, the Company issued a press release announcing the entry into the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transaction described in Item 1.01 of this Current Report, which is incorporated into this Item 2.03, the Company has entered into the Purchase Agreement, dated as of February 10, 2012, pursuant to which it agreed to issue the Notes and the Warrants to the Purchasers. The Notes will bear interest at a rate of 15% per annum, will be secured by all of the assets of the Company, Cequent and Research, and will be due and payable on the earlier of May 14, 2012 or upon an acceleration in accordance with the Notes. The Company may prepay the Notes, without penalty or premium, at any time and from time to time. The obligations of the Company, Cequent and Research under the Notes are secured pursuant to the Security Agreement and the IP Security Agreement. Payment of the obligations under the Notes may be accelerated, in general, upon any of the following events: (i) an uncured failure to pay any amount under the Notes when due; (ii) an uncured breach by the Company of its obligations under any of the offering documents; (iii) a material breach by the Company of its representations and warranties contained in the offering documents; (iv) certain proceedings are commenced against the collateral securing the payment of the Notes; (v) certain material judgments are rendered against the Company; and (vi) the occurrence of certain voluntary and involuntary bankruptcy proceedings.

Item 3.02 Unregistered Sales of Equity Securities.

The Company agreed to issue the Warrants and the shares of common stock issuable upon exercise thereof to the Purchasers in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The information disclosed in Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

February 10, 2012	By:	/s/ Philip C. Ranker
	Name:	Philip C. Ranker
	Title:	Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of 15% Secured Promissory Note.

4.2	Form of Common Stock Purchase Warrant.

10.1	Note and Warrant Purchase Agreement, dated as of February 10, 2012, among Marina Biotech, Inc., Cequent Pharmaceuticals, Inc., MDRNA Research, Inc., and the purchasers identified in the signature pages thereto.

10.2	Security Agreement, dated as of February 10, 2012, among Marina Biotech, Inc., Cequent Pharmaceuticals, Inc., MDRNA Research, Inc. and Genesis Capital Management, LLC.

10.3	Intellectual Property Security Agreement, dated as of February 10, 2012, by Marina Biotech, Inc., Cequent Pharmaceuticals, Inc. and MDRNA Research, Inc. in favor of Genesis Capital Management, LLC.

99.1	Press Release of Marina Biotech, Inc. dated February 10, 2012.